UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2020

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Filed with this Current Report on Form 8-K is the unaudited pro forma consolidated balance sheet as of December 31, 2019 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 for Hines Global Income Trust, Inc. and the notes thereto.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference.

Hines Global Income Trust, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2019
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2019
Notes to Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

April 21, 2020	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer and Treasurer

HINES GLOBAL INCOME TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global Income Trust, Inc. (the “Company”), made the following acquisitions since January 1, 2019:

Property Name	Date of Acquisition	Net Purchase Price
ABC Westland	May 3, 2019	$130.3 million
Promenade Shops at Briargate	September 13, 2019	$93.2 million
Gdańsk PL II	September 24, 2019	$29.9 million
Łódź Urban Logistics	September 26, 2019	$25.2 million
Glasgow West End	September 27, 2019	$89.5 million
The Alloy	November 14, 2019	$98.0 million
Charles Tyrwhitt DC	November 8, 2019	$19.9 million
DSG Bristol	November 18, 2019	$47.0 million
Royal Mail	December 12, 2019	$33.4 million
The Emerson	January 24, 2020	$117.0 million
Bratzler ABC Westland	February 28, 2020	$12.5 million

The Company made the following dispositions since January 1, 2019:

Property Name	Date of Disposition	Sales Price Price
Domain Apartments	January 7, 2020	$80.1 million
Goodyear Crossing II	February 14, 2020	$72.0 million
Bishop’s Square	April 21, 2020	$198.0 million

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations that follow assume that all 2019 and 2020 acquisitions and 2020 dispositions described above occurred on January 1, 2019. There are no pro forma adjustments to the consolidated balance sheet for the 2019 acquisitions because the 2019 acquisitions were already reflected in the Company’s consolidated balance sheet as of December 31, 2019. However, there are no pro forma adjustments for the acquisitions of The Emerson or Bratzler ABC Westland included in the unaudited pro forma consolidated financial statements since the effect on these pro forma financial statements relating to these recent acquisitions is not material.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions and dispositions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. The pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

HINES GLOBAL INCOME TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2019
(In thousands)

	As of December 31, 2019 (a)	Adjustments for the disposition of Bishop’s Square		Other Adjustments		Pro Forma
ASSETS
Investment property, net	$1,254,304	$(68,386)	(c)	$(46,741)	(f)	$1,139,177
Investments in real estate-related securities	36,491	—		—		36,491
Cash and cash equivalents	45,875	129,335	(b)	86,535	(e)	261,745
Restricted cash	10,563	(1,178)	(c)	—		9,385
Derivative instruments	163	—		—		163
Tenant and other receivables, net	14,160	(2,878)	(c)	(1,258)	(f)	10,024
Intangible lease assets, net	98,537	(9,057)	(c)	(1,789)	(f)	87,691
Right-of-use asset, net	37,606	(33,222)	(c)	—		4,384
Deferred leasing costs, net	18,418	(2,681)	(c)	(1,564)	(f)	14,173
Deferred financing costs, net	2,311	—		—		2,311
Other assets	5,129	(4)	(c)	(7)	(f)	5,118
Assets held for sale	49,988	—		(49,988)	(g)	—
Total assets	1,573,545	11,929		(14,812)		1,570,662
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	29,838	(5,929)	(c)	(1,210)	(f)	22,699
Due to affiliates	42,782	(170)	(c)	(12)	(f)	42,600
Intangible lease liabilities, net	19,633	(1,196)	(c)	—		18,437
Other liabilities	21,428	(4,280)	(c)	(151)	(f)	16,997
Operating Lease Liability	1,583	—		—		1,583
Derivative Instruments	1,079	—		—		1,079
Distributions payable	3,837	—		—		3,837
Note payable to affiliate	75,000	—		—		75,000
Notes payable, net	752,131	(61,723)	(c)	(28,899)	(f)	661,509
Liabilities associated with assets held for sale	34,713	—		(34,713)	(g)	—
Total liabilities	982,024	(73,298)		(64,985)		843,741

Commitments and Contingencies	—	—		—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2019	—	—		—		—
Common shares	83	—		—		83
Additional paid-in capital	735,545	—		—		735,545
Accumulated distributions in excess of earnings	(146,830)	83,675	(d)	50,173	(h)	(12,982)
Accumulated other comprehensive income (loss)	2,723	1,552	(d)	—		4,275
Total stockholders’ equity	591,521	85,227		50,173		726,921
Noncontrolling interests	—	—		—		—
Total equity	591,521	85,227		50,173		726,921
Total liabilities and equity	1,573,545	11,929		(14,812)		1,570,662

See notes to unaudited pro forma consolidated financial statements.

HINES GLOBAL INCOME TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019
(In thousands, except per share amounts)

	Year Ended December 31, 2019 (a)	Adjustments for the disposition of Bishop’s Square (b)	Other Adjustments, net		Pro Forma
Revenues:
Rental revenue	$101,762	$(8,819)	$22,689	(c)(d)	$115,632
Other revenue	2,121	(112)	239	(c)(d)	2,248
Total revenues	103,883	(8,931)	22,928		117,880
Expenses:
Property operating expenses	25,198	(2,583)	5,620	(c)(d)	28,235
Real property taxes	11,753	—	1,443	(c)(d)	13,196
Property management fees	4,036	(114)	901	(c)(d)	4,823
Depreciation and amortization	46,193	(3,112)	19,532	(c)(d)	62,613
Acquisition related expenses	161	—	—		161
Asset management and acquisition fees	7,985	(1,614)	3,885	(c)(e)	10,256
Performance participation allocation	7,713	—	—		7,713
General and administrative expenses	3,652	—	—		3,652
Total expenses	106,691	(7,423)	31,381		130,649
Other income (expenses):
Gain (loss) on derivative instruments	(2,292)	—	(803)	(d)	(3,095)
Gain (loss) on investments in real estate-related securities	2,317	—	—		2,317
Foreign currency gains (losses)	(617)	13	(936)	(d)	(1,540)
Interest expense	(18,608)	899	(950)	(c)(f)	(18,659)
Interest and other income	1,480	—	—		1,480
Income (loss) before benefit (provision) for income taxes	(20,528)	(596)	(11,142)		(32,266)
Benefit (provision) for income taxes	980	70	(752)	(d)	298
Net income (loss)	(19,548)	(526)	(11,894)		(31,968)
Net (income) loss attributable to noncontrolling interests	(13)	—	—		(13)
Net income (loss) attributable to common stockholders	$(19,561)	$(526)	$(11,894)		$(31,981)
Basic and diluted income (loss) per common share:	$(0.31)	$—	$—		$(0.51)
Weighted average number of common shares outstanding	63,039	—			63,039

See notes to unaudited pro forma consolidated financial statements.

HINES GLOBAL INCOME TRUST, INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2019

(a)	Reflects the Company's historical Consolidated Balance Sheet as of December 31, 2019.

(b)	Reflects the proceeds received from the sale of Bishop’s Square in April 2020, including the effect of currency hedges.

(c)	Amounts represent the adjustments necessary to remove the assets and liabilities associated with Bishop’s Square.

(d)	Reflects the adjustments related to the disposition of Bishop’s Square and the gain on sale.

(e)	Reflected the proceeds received from the sale of the Domain Apartments in January 2020 and Goodyear Crossing II in February 2020.

(f)	Amounts represent the adjustments necessary to remove the assets and liabilities associated with Goodyear Crossing II.

(g)
Amounts represent the adjustments necessary to remove the assets and liabilities associated with the Domain Apartments, which were classified within assets held for sale and liabilities associated with assets held for sale in the consolidated balance sheet as of December 31, 2019.

(h)	Reflects the adjustments related to the disposition of the Domain Apartments and Goodyear Crossing II, as well as the gains on sale.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2019

(a)	Reflects the Company's historical Consolidated Statement of Operations for the year ended December 31, 2019.

(b)
Amounts represent the adjustments necessary to remove the historical revenues and expenses of Bishop’s Square, including property operating expenses, property management fees, depreciation and amortization, asset management and acquisition fees, foreign currency gains, interest expense, and benefit (provision) for income taxes associated with Bishop’s Square. Such adjustments exclude the effect of the gain on sale, as this represents a non-recurring transaction.

(c)
Amounts include the adjustments necessary to remove the historical revenues and expenses of the Domain Apartments and Goodyear Crossing II, including property operating expenses, real property taxes, property management fees, depreciation and amortization, asset management and acquisition fees, and interest expense. Such adjustments exclude the effect of the gain on sale, as this represents a non-recurring transaction.

(d)
Includes adjustments necessary to record the pro forma effect of the Company’s acquisitions of ABC Westland, Promenade Shops at Briargate, Gdańsk PL II, Łódź Urban Logistics, Glasgow West End, The Alloy, Charles Tyrwhitt DC, DSG Bristol, and Royal Mail based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2019. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms.

(e)
Includes adjustments necessary to reflect the pro forma effect of the asset management fee (1.25% annually based on the net asset value) owed to an affiliate of Hines, assuming the Company’s 2019 acquisitions had occurred on January 1, 2019.

(f)
Includes adjustments necessary to record the pro forma effect of interest expense assuming that the Company had approximately $175.2 million of permanent financing in place as of January 1, 2019 related to the acquisitions of ABC Westland, Gdańsk PL II, Łódź Urban Logistics and Glasgow West End. Additionally, this adjustment includes the pro forma effect of interest expense assuming that the Company had aggregate borrowings of approximately $67.0 million under its revolving credit facility with JPMorgan as of January 1, 2019 related to the acquisitions of Promenade Shops at Briargate and The Alloy. The weighted average interest rate for these borrowings was 2.19%. If interest rates were to increase by 1/8th of a percent, interest expense would increase by approximately $302,707.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(1) Investment Properties Acquired After January 1, 2019

ABC Westland

On May 3, 2019, the Company acquired ABC Westland, a specialized logistics park located in Westland, the Netherlands. ABC Westland is comprised of 13 buildings constructed between 1969 and 2018, consists of approximately 1,267,278 leasable square feet and is, in the aggregate, 97.5% leased to 46 tenants. The contract purchase price for ABC Westland was €116.5 million (approximately $130.5 million assuming a rate of $1.12 per EUR).

Promenade Shops at Briargate

On September 13, 2019, the Company acquired The Promenade Shops at Briargate. The contract purchase price was $93.2 million. The Promenade Shops at Briargate is an outdoor retail center located in Colorado Springs, Colorado. It consists of 236,539 square feet and is 91% leased to fifty-three tenants.

Gdańsk PL II

On September 24, 2019, the Company acquired Gdańsk PL II. The contract purchase price was €27.3 million (approximately $30.3 million assuming a rate of $1.11 per EUR as of the acquisition date). Gdańsk PL II is an industrial logistics property located in Gdańsk, Poland. It consists of approximately 350,000 square feet and is 100% leased to two tenants.

Łódź Urban Logistics

On September 26, 2019, the Company acquired Łódź Urban Logistics. The contract purchase price was €22.8 million (approximately $25.3 million assuming a rate of $1.11 per EUR as of the acquisition date). Łódź Urban Logistics is an industrial logistics property located in Łódź, Poland. It consists of 393,313 square feet and is 100% leased to five tenants.

Glasgow West End

On September 27, 2019, the Company acquired Glasgow West End. The contract purchase price was £72.0 million (approximately $89.3 million assuming a rate of $1.24 per GBP as of the acquisition date). Glasgow West End is a student housing property located in Glasgow, United Kingdom consisting of 607 beds. The property currently has a 100% occupancy rate.

The Alloy

On November 14, 2019, the Company acquired The Alloy. The contract purchase price was $98.0 million. The Alloy is a student-dominated apartment property located in College Park, Maryland consisting of 275 units. The property currently has a 97.5% occupancy rate.

Charles Tyrwhitt DC

On November 8, 2019, the Company acquired Charles Tyrwhitt DC. The contract purchase price was £15.5 million, (approximately $19.9 million assuming a rate of $1.286 per GBP as of the acquisition date). Charles Tyrwhitt DC is an industrial logistics property located in Milton Keynes, United Kingdom consisting of 139,387 square feet. The property currently has a 100% occupancy rate.

DSG Bristol

On November 18, 2019, the Company acquired DSG Bristol. The contract purchase price was £36.6 million, (approximately $47.1 million assuming a rate of $1.286 per GBP as of the acquisition date). DSG Bristol is an industrial logistics property located in Bristol, United Kingdom consisting of 270,248 square feet. The property currently has a 100% occupancy rate.

Royal Mail

On December 12, 2019, the Company acquired Royal Mail Edinburgh. The contract purchase price was £25.4 million, (approximately $33.4 million assuming a rate of $1.314 per GBP as of the acquisition date). Royal Mail Edinburgh is a sorting warehouse industrial property located in Edinburgh, United Kingdom consisting of 215,745 square feet. The property is currently 100% leased to one tenant.

The Emerson

On January 24, 2020, the Company acquired The Emerson. The contract purchase price was $117.0 million. The Emerson is an apartment property located in Centreville, Virginia consisting of 355 units. The newly constructed property currently has a 64% occupancy rate and is expected to stabilize in the next six months.

Bratzler ABC Westland

On February 28, 2020, the Company acquired Bratzler ABC Westland for a contract price of €11.5 million (approximately $12.5 million assuming a rate of $1.09 per Euro as of the acquisition date). Bratzler ABC Westland in an industrial logistics property located in The Hague, Netherlands. Bratzler ABC Westland is an addition to the Company’s existing ownership interest in ABC Westland, an industrial logistics property located in The Hague, Netherlands, previously acquired in May 2019.

The unaudited pro forma consolidated statements of operations assume that all 2019 and 2020 acquisitions described above occurred on January 1, 2019, with the exception of the acquisitions of The Emerson and Bratzler ABC Westland since the effect on these pro forma financial statements relating to these recent acquisitions is not material.